SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2007

HEARTLAND OIL AND GAS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-32669	91-1918326
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

1625 Broadway, Suite 1480

Denver, CO 80202

(Address of Principal Executive Offices)

(303) 405-8450

(Registrant’s Telephone Number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3. Securities and Trading Periods

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the terms and conditions of the Note Purchase Agreement dated April 19, 2007 by and between Universal Property Development and Acquisitions Corporation (“UPDA”), SDS Capital Group SPC, Ltd. (“SDS), Baystar Capital II, L.P. (“Baystar”), and the Registrant, whereby UPDA acquired certain outstanding promissory notes of the Registrant from SDS and Baystar, and agreed to amend the terms of those notes, on July 27, 2007 the Registrant approved the issuance of an aggregate of 542,800 shares of its common stock to SDS and Baystar as part of the consideration in that transaction. Therefore, on July 27, 2007, the board of directors of the Registrant approved the issuance of 373,446 shares of common stock to SDS and 169,354 shares to Baystar.

The shares of common stock issued to SDS and Baystar are restricted shares and were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder and Registrant affixed appropriate legends to the stock certificates so issued. The shares issued to SDS and Baystar are subject to Rule 144 under the Securities Act and therefore generally cannot be resold for a period of twelve months from the date of issuance. No general solicitations were made in connection with the transaction, and prior to making any offer or sale, the Registrant had reasonable grounds to believe and believed that SDS and Baystar were capable of evaluating the merits and risks of the investment and were able to bear the economic risk of the investment.

Section 5. Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers.

Appointment of Directors and Officers

Directors

On July 27, 2007, the board of directors of the Registrant approved the appointment of Mr. Steven A. Fall to the Registrant’s board of directors to fill a vacancy thereon. Mr. Fall is also the Registrant’s Interim President.

On July 27, 2007, the board of directors of the Registrant approved the appointment of Mr. Kamal Abdallah as the Chairman of the Registrant’s board of directors.

The following biography describes the business experience of Mr. Fall:

Steven A. Fall – Director and Interim President

Mr. Fall, 57, started his professional career as an exploration geologist with Exxon Company USA where he explored for regional trends along the Gulf Coast and managed onshore projects for Columbia Gas Development. Mr. Fall also served as Vice President of Perryman Oil and Gas and was a partner with Aleco Oil and Gas where he created, marketed, and drilled in-house prospects and evaluated outside projects for the company. After working as an independent geologist for 6 years, Mr. Fall became district manager of EB Co. Mr. Fall’s most recent work included a position as a business development manager for Wellspring Partners. Mr. Fall has previously consulted for such companies as Exxon, Texaco, Chevron, Pennzoil, Marathon, Merit Energy, Hilcorp, Bass Enterprises,

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Pennzenergy, and Mueller Engineering. Mr. Fall received his Bachelors and Masters degree in geology from Texas A&M University and continued his education with the American Association of Petroleum Geologists (AAPG) and Houston Geological Society (HGS) were he focused his studies in 3D seismic and basin analysis.

Registrant’s Board of Directors

The Board of Directors of the Registrant currently consists of three members, Mr. Kamal Abdallah, Mr. Christopher McCauley and Mr. Steven A. Fall.

Officers

On July 27, 2007, the board of directors of the Registrant appointed Mr. Christopher McCauley to the position of Secretary of the Registrant.

No director, executive officer, promoter or control person of the Registrant has, within the last five years: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or similar misdemeanors); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the “Commission”) or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Section 8. Other Events

Item 8.01	Other Events

On July 31, 2007, the Registrant and Five Star Partner’s, LLC (“Five Star”), the holder of an aggregate of $1,729,000 of the outstanding Convertible Senior Secured Promissory Notes (the “Notes”) of the Registrant, agreed to amend the terms of those Notes. Pursuant to the terms and conditions agreed to by the parties, the Registrant agreed to allow for the conversion of the Notes into shares of the Registrant’s common stock at their stated rate of $0.04 per conversion share. As a condition to this agreement, Five Star has agreed to not hold at any time more than 9.9% of the outstanding common stock of the Registrant. Five Star further agreed that it could not hereinafter demand payment of the principal amount of the Notes in cash. Furthermore, Five Star agreed to invest a minimum of $2,500,000 in the Registrant through the acquisition of additional shares of the Registrant’s common stock from the Registrant at prices equal to the closing price of the Registrant’s common stock on the day prior to purchase, or $.85 per share, whichever amount is greater. Five Star agreed to make this additional investment in the Registrant by or before December 31, 2007.

The outstanding Notes of the Registrant are restricted securities, however they have been fully paid and outstanding for a period in excess of two years from the date of their issuance by the Registrant. No additional consideration is payable upon the conversion of the Notes to shares of our common stock. While the shares of common stock to be issued upon conversion of the Notes are restricted shares, the holders of the shares issued upon conversion may request the removal of any restrictive legends that would be attached thereto in accordance with the provisions of Rule 144(k) under the Securities Act of 1933, as amended. The removal of any restrictive legends from the shares of common stock issued on conversion of the Notes will be dictated by the provisions of Rule 144(k).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Heartland oil & Gas Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2007

HEARTLAND OIL & GAS CORP.

By:	/s/ Steven A. Fall
Steven A. Fall
Interim President

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